SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


               Date of Report: April 28, 2000




               ALPHA HOSPITALITY CORPORATION

   (Exact name of Registrant as specified in its charter)





Delaware                                1-12522                   13-3714474
(State or other jurisdiction      (Commission File No.)          (Employer
ofincorporation)                                           Identification No.)





12 East 49th Street, 24th Floor, New York, New York              10017
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code: (212) 750-3500

Item 5.       Other Events
  On April 24, 2000, Alpha Hospitality Corporation (the "Company") announced that it had been made aware that, as reported in an article in the New York Times on April 22, 2000, the St. Regis Mohawk Tribe (the "Tribe") had purportedly entered into an agreement with Park Place Entertainment ("Park Place") pursuant to which the Tribe had supposedly granted to Park Place the exclusive right to build, develop and manage any future casino projects by the Tribe in New York State.

  The Company is entitled to participate in a proposed casino project in Monticello New York through its previously disclosed interest in Mohawk Management, L.L.C. Mohawk Management L.L.C. and Catskill Development, LLC are reviewing the situation and have requested copies of all agreements between the Tribe and Park Place in order to determine the impact, if any, of such agreement(s) upon the Monticello project and the actions that should be taken to protect the interest of Mohawk Management, Catskill Development and the Tribe.

  To the extent the foregoing includes forward-looking statements, they involve risks and uncertainties that are described from time to time in the Company's reports filed with the Securities and Exchange Commission. The Company wishes to caution readers not to place any undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.


  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  Dated: April 28, 2000              ALPHA HOSPITALITY CORPORATION
                                              (Registrant)


                                     By: /s/ Robert Steenhuisen
                                             Robert Steenhuisen
                                             Chief Accounting Officer